Exhibit 99.1

400 Chestnut Ridge Road Woodcliff Lake, NJ 07677 201-930-3300	N E W S	R E L E A S E

CONTACT: Carol A. Cox, 201-930-3720           EMAIL: ccox@barrlabs.com

Barr Announces Departure of President and COO; CEO Downey to Assume
Responsibilities

Woodcliff Lake, NJ — August 2, 2007... Barr Pharmaceuticals, Inc. (NYSE: BRL), today announced the resignation of Paul M. Bisaro, President and Chief Operating Officer. Bruce L. Downey, Barr’s Chairman and Chief Executive Officer, will assume these responsibilities on an interim basis. The Company stated that while it regrets Bisaro’s decision to leave the Company, it is confident that the departure will not have a negative effect on U.S. or international operations and will not delay or hamper the nearly completed integration of PLIVA.

“We regret that Paul has accepted a position with Watson Pharmaceuticals. I can understand his desire to assume a position of higher visibility and responsibility and I wish him well,” said Bruce L. Downey. “The operations portion of our business that had previously reported to Paul will now report directly to me, and the reporting structure within the organization has now been appropriately modified. This team of extremely talented and experienced executives, many of whom have worked closely with me since I joined Barr in 1994, will continue to be responsible for the day-to-day execution of responsibilities necessary to ensure each department meets the objectives that have resulted in our success over the years.”

“Since the acquisition of PLIVA last year, we have in place the multi-disciplinary teams that have been managing the day-to-day integration of our two organizations, and we have met many of the major integration milestones,” Downey continued. “I expect that these integration activities will continue and that we will fully integrate both organizations on schedule. We also have in place the global management structures for all critical departments. The transition caused by Paul’s departure will have no direct impact on the objectives we have established for the global business for the remainder of 2007 and into the future.”

About Barr Pharmaceuticals, Inc.

Barr Pharmaceuticals, Inc. is a global specialty pharmaceutical company that operates in more than 30 countries worldwide and is engaged in the development, manufacture and marketing of generic and proprietary pharmaceuticals, biopharmaceuticals and active pharmaceutical ingredients. A holding company, Barr operates through its principal subsidiaries: Barr Laboratories, Inc., Duramed Pharmaceuticals, Inc. and PLIVA d.d. and its subsidiaries. The Barr Group of companies markets more than 115 generic and 25 proprietary products in the U.S. and more than 1,200 products globally outside of the U.S.

Forward-Looking Statements

Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company’s business. These factors include, among others: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the outcome of litigation arising from challenging the validity or non-infringement of patents covering our products; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; our ability to complete product development activities in the timeframes and for the costs we expect; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment in the markets where we operate; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies (such as PLIVA d.d.) and products we acquire and implementing our new SAP enterprise resource planning system; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; our expansion into international markets through our PLIVA acquisition, and the resulting currency, governmental, regulatory and other risks involved with international operations; our ability to service our significantly increased debt obligations as a result of the PLIVA acquisition; changes in generally accepted accounting principles; and other risks detailed in our SEC filings, including in our Transition Report on Form 10-K/T for the six months ended December 31, 2006.

The forward-looking statements contained in this press release speak only as of the date the statement was made. The Company undertakes no obligation (nor does it intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.

[EDITOR’S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire’s News On-Call site at http://www.prnewswire.com/comp/089750.html. Barr news releases and corporate information are also available on Barr’s website (www.barrlabs.com). For complete indications, warnings and contraindications, contact Barr Laboratories’ Product Information Department at 1-800-Barr Lab. All trademarks referenced herein are the property of their respective owners.]

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